UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CHROMADEX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2940963 (I.R.S. Employer Identification No.)
10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Tom Varvaro
Chief Financial Officer
10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(949) 419-0288
(Name, address, including zip code, telephone number, including area code, of agent for service)

Copies to:
Bart Greenberg, Esq.
Manatt, Phelps & Phillips, LLP
695 Town Center Drive
14th Floor
Costa Mesa, CA 92626
(310) 312-4000

     Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer or smaller reporting company. See definition of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	per Share(2)	Offering Price(2)	Registration Fee
Common stock, $0.001 par value	4,000,000	$0.78 - $1.50	$4,557,466	$179.11

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of any additional shares of the Registrant’s common stock that may become issuable under the Registrant’s Second Amended and Restated 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock effected without the Registrant’s receipt of consideration.

(2)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the price at which outstanding options may be exercised and the average of the bid and asked price for the registrant’s common stock on October 14, 2008 for shares for which offering prices are unknown.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. PLAN INFORMATION
     ChromaDex Corporation (the “Registrant”) hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 4,000,000 shares of the common stock, $0.001 par value, of the Registrant, which have been reserved for issuance under the Second Amended and Restated 2007 Equity Incentive Plan of ChromaDex Corporation (the “Plan”).
     The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
     We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act. Any and all such requests shall be directed to us at our principal office at 10005 Muirlands Boulevard, Suite G, First Floor, Irvine CA, 92618, Attention: Tom Varvaro.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
     (a) The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007, filed with the Commission on February 20, 2008.
     (b) The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended February 29, 2008, filed with the Commission on April 16, 2008.
     (c) The Registrant’s Current Report on Form 8-K which contains disclosures required by Form 10 filed pursuant to sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) containing audited financial statements for Registrant’s wholly-owned subsidiary, ChromaDex, Inc.’s fiscal year ended December 29, 2007 filed with the Commission on June 24, 2008 and amended on July 2, 2008.
     (d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2008, filed with the Commission on August 12, 2008.
     (e) The Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2008 as amended on July 2, 2008 and on July 3, 2008, July 23, 2008 and July 30, 2008.
     (f) The description of our common stock included in our registration statement on Form 8-A filed on June 25, 2008.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. DESCRIPTION OF SECURITIES
     Not Applicable.
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not Applicable.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the General Corporation Law (the “GCL”) of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     ChromaDex Corporation’s Certificate of Incorporation and Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, ChromaDex Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer or serves or served at ChromaDex Corporation’s request as a director or officer of another corporation, joint venture, trust or other enterprise. ChromaDex Corporation’s Certificate of Incorporation and Bylaws also provides that it shall have the power, under the circumstances permitted by Section 145 of the GCL, to indemnify any employees and other agents as permitted by the GCL.
     ChromaDex Corporation’s Certificate of Incorporation relieves its directors from monetary damages to ChromaDex Corporation or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the GCL. Under Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions of the GCL imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED
     None.
Item 8. EXHIBITS
     The following documents are filed as exhibits to this registration.

Exhibit
Number	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP.
10.1	Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Current Reports on Form 8-K filed with the Commission on June 24, 2008 and amended on July 2, 2008).
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).
23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Moore & Associates Chartered, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page).
Item 9. UNDERTAKINGS
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 17, 2008.

CHROMADEX CORPORATION
By:	/s/ Tom Varvaro
Name:	Tom Varvaro
Title:	Chief Financial Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Tom Varvaro and Frank L. Jaksch, Jr. and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign all and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank L. Jaksch Jr. Frank L. Jaksch, Jr.	Co-Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 13, 2008
/s/ Tom Varvaro Tom Varvaro	Chief Financial Officer and Secretary (Principal Financial Officer, Principal Accounting Officer)	October 13, 2008
/s/ Stephen Block Stephen Block	Director	October 13, 2008
/s/ Reid Dabney Reid Dabney	Director	October 14, 2008
/s/ Hugh Dunkerly Hugh Dunkerley	Director	October 14, 2008
/s/ Mark S. Germain Mark S. Germain	Co-Chairman of the Board	October 13, 2008
/s/ Kevin Jaksch Kevin Jaksch	Director	October 13, 2008

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP
10.1	Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Current Reports on 8-K filed with the Commission on June 24, 2008 and amended on July 2, 2008).
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).
23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Moore & Associates Chartered, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page).